Exhibit 21.1

SUBSIDIARIES OF REGISTRANT

Name of Subsidiary	State of Incorporation	Percentage of Ownership by Registrant
Halo Group, Inc.	Texas	98.9%
Halo Group Mortgage, LLC	Texas	100%
**Halo Group Realty, LLC	Texas	100%
Halo Credit Solutions, LLC	Texas	100%
Halo Debt Solutions, Inc.	Texas	100%
Halo Loan Modification Services, LLC	Texas	100%
Halo Select Insurance Services, LLC	Texas	100%
Halo Benefits, Inc.	Texas	100%
Halo Portfolio Advisors, LLC	Texas	100%
Halo Financial Services, LLC	Texas	100%
Halo Asset Management, LLC	Texas	100%
Equitas Housing Fund, LLC	Texas	100% owned by Halo Asset Management, LLC
Halo Financial Services-California, LLC	California	100% owned by Halo Financial Services, LLC
Halo Group Mortgage Services, LLC	Texas	100% owned by Halo Group Mortgage, LLC
Halo Choice Insurance Services, LLC	Texas	49% owned by Halo Select Insurance Services, LLC

**Subsequent to year end on January 31, 2012, Halo Group Realty, LLC was sold to a third party and as such was no longer a subsidiary owned by registrant as of that date.